                                                                   EXHIBIT 10.10
                                                                   -------------

                            SHAREHOLDERS' AGREEMENT
                                       OF
                           METZLER & ASSOCIATES, INC.
                           --------------------------

     THIS SHAREHOLDERS' AGREEMENT (this "SHAREHOLDERS' AGREEMENT"), is made and entered into as of the 1st day of January, 1996, by and among JAMES R. BLOMBERG, DAVID J. DONOVAN, STEPHEN R. GOLDFIELD, GERALD R. LANZ, ROBERT P. MAHER, RICHARD
J. METZLER, JAMES T. RUPRECHT, and METZLER & ASSOCIATES, INC., an Illinois corporation (the "COMPANY").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, as of the date hereof, all of the outstanding shares (the "Shares") of common stock, no par value ("COMMON STOCK", of the Company are held as follows:

                         Number    Percentage of
Shareholder                of          Shares
                         Shares
- ---------------------   ---------  --------------
Richard J. Metzler        150             15%
Robert P. Maher           150             15%
David J. Donovan          150             15%
James T. Ruprecht         150             15%
Stephen R. Goldfield      150             15%
Gerald R. Lanz            150             15%
James R. Blomberg         100             10%
                       --------    --------------
  TOTAL                 1,000            100%

and;

     WHEREAS, in order to assure the harmonious management of the affairs of the Company, the Shareholders desire to enter into this Shareholders' Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter contained, each of the parties hereto hereby agree as follows:

                                 SECTION 1

                               Definitions; Etc.
                               -----------------

          1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

          "SHAREHOLDERS' AGREEMENT" shall mean this Shareholders' Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

          "BLOMBERG" shall mean James R. Blomberg and any Estate Trust to whom he transfers Shares.

          "BOARD" shall mean the Board of Directors of the Company as constituted from time to time.

          "BONA FIDE PURCHASER" shall mean any Person, other than an affiliate of the person to whom the offer is made, who or which has (i) delivered a good faith written offer to purchase all of such Shareholder's Shares; provided, however, that, such Person has the requisite financial resources necessary, in the opinion of the Majority Shareholders, to purchase and acquire such Shareholder's Shares and (ii) agreed in writing to be bound by all of the terms and provisions of this Shareholders' Agreement.

          "CAUSE" shall mean the commission by a Shareholder of an act of fraud or embezzlement against the Company.

          "CHANGE OF CONTROL" shall mean the first to occur of (i) the Transfer by Shareholders of more than 50% of the then outstanding Common Stock of the Company in one or more related transactions, (ii) the subsequent issuance of Common Stock by the Company in one or more related transactions representing more than 50% of the then-outstanding Common Stock of the Company, other than pursuant to a stock split, stock dividend or other similar transaction, (iii) the sale, sale-leaseback or other transfer of all or substantially all of the assets or property of the Company to an independent third party, (iv) the merger or consolidation of the Company into another entity in a transaction in which the Company is not the surviving entity, (v) the dissolution or liquidation of the Company or (vi) the public offering of Common Stock of the Company.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPETITOR" shall mean any Person who, directly or indirectly, competes with the Company in the electric and gas utility consulting industry.

          "DIRECTOR" shall mean an individual appointed as a member of the Board.

          "DONOVAN" shall mean David J. Donovan and any Estate Trust to whom he transfers Shares.

          "ESTATE TRUST" shall mean a trust established by a Shareholder for estate planning purposes, the sole trustee of which is such Shareholder and which is permitted to be a shareholder of an "S Corporation" (as defined in Section 1361(b) of the Code).

          "GOLDFIELD" shall mean Stephen R. Goldfield and any Estate Trust to whom he transfers Shares.

          "LANZ" shall mean Gerald R. Lanz and any Estate Trust to whom he transfers Shares.

          "LIEN" shall mean any lien, claim, encumbrance or other restriction of any kind or nature whatsoever.

          "MAHER" shall mean Robert P. Maher and any Estate Trust to whom he transfers Shares.

          "MAJORITY SHAREHOLDERS" shall mean Shareholders owning in excess of 50% of the outstanding Common Stock.

          "METZLER" shall mean Richard J. Metzler and any Estate Trust to whom he transfers Shares.

          "NET INCOME" shall mean the net income of the Company, as determined for tax purposes in accordance with the Company's accounting practices after payment of all bonuses, including, without limitation, those under the Metzler Employment Agreement.

          "NET INSURANCE PROCEEDS" shall mean the aggregate death benefits paid to the Company in respect of each Shareholder under the policy or policies described in Section 5.5, net of (i) $750,000 "key man" insurance to be retained by the Company and (ii) applicable taxes payable by the Shareholders based on such aggregate proceeds.

          "OPTION AGREEMENTS" shall mean those certain Stock Option Agreements dated as of the date hereof among each Shareholder who delivered a Secured Promissory Note and the Other Shareholders.

          "OTHER AGREEMENTS" shall mean (i) the Stock Purchase Agreement dated as of the date hereof (the "METZLER STOCK PURCHASE AGREEMENT") among Metzler and Blomberg, Donovan, Goldfield, Lanz, Maher and Ruprecht, (ii) the Employment Agreement dated as of the date hereof (the "METZLER EMPLOYMENT AGREEMENT") between Metzler and the Company, (iii) the Option Agreements, (iv) the Pledge Agreements, (v) the Secured Promissory Notes and (vi) the other agreements, instruments and documents entered into in connection with the foregoing.

          "OTHER SHAREHOLDERS" shall mean the Shareholders other than the Shareholder or Shareholders selling his or their Shares or taking the other action described in the relevant Section.

          "PERMITTED LIEN" shall mean any Lien in favor of Metzler arising in connection with the acquisition of such Shares.

          "PERSON" shall mean any individual, partnership, corporation, trust, firm, limited liability company or other entity.

          "PLEDGE AGREEMENTS" shall mean those certain Pledge Agreements dated as of the date hereof among Metzler and each Shareholder who delivered a Secured Promissory Note.

          "PRO RATA SHARE" shall mean, with respect to a Shareholder, the number of Shares that is equal to the product of (i) the number of Shares available for acquisition by all Other Shareholders and (ii) the ratio of (A) the number of Shares held of record by the Shareholder to (B) the aggregate number of Shares then held of record by all Other Shareholders. Certain provisions regarding calculation of the Pro Rata Share when a Shareholder is in breach of a material provision hereof are set forth in Section 8.5(c).

          "PURCHASE PRICE" shall mean the purchase price payable by the Other Shareholders pursuant to Section 5.

          "RUPRECHT" shall mean James T. Ruprecht and any Estate Trust to whom he transfers Shares.

          "SECURED PROMISSORY NOTES" shall mean those certain Secured Promissory Notes delivered by each of Blomberg, Goldfield and Lanz contemporaneously herewith in connection with the acquisition by such Shareholders of a portion of their Shares.

          "SHAREHOLDER" or "SHAREHOLDERS" shall mean Blomberg, Donovan, Goldfield, Lanz, Maher, Metzler, Ruprecht and their respective permitted successors and permitted assigns who become Shareholders pursuant to this Shareholders' Agreement and, any Person who is a Shareholder of the Company at the time of reference thereto.

          "SUPER-MAJORITY SHAREHOLDERS" shall mean Shareholders owning at least 80% of the outstanding Common Stock.

          "TRANSFER" (and any derivatives thereof) shall mean (i) a Shareholder's voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition of such Shareholder's Shares and (ii) any Shareholder's agreement, contract or commitment to do any of the foregoing; provided, however, that such term shall exclude dispositions as a result of a Shareholder's death.

          "TRANSFER NOTICE" shall mean, with respect to a proposed Transfer to a Bona Fide Purchaser, a written notice stating (i) the relevant Shareholder or Shareholders' intention to Transfer his or their Shares, (ii) the name, business and residence address of the Bona Fide Purchaser, (iii) the nature of the proposed Transfer including the number of Shares to be Transferred and all other terms of the proposed Transfer, (iv) if the Transfer is for a valuable consideration, the amount and form of the consideration, and (v) the proposed time and place of the closing of the proposed Transfer, which shall in no event be earlier than 60 days or later than 120 days from the date of the Transfer Notice.

          "TWO-THIRDS SHAREHOLDERS" shall mean Shareholders owning at least two-thirds of the outstanding Common Stock.

     1.2 Other Defined Terms. Each of the following terms is defined in the Section of this Shareholders' Agreement directly opposite such term:


               Term                                   Section
               ----                                   -------

               Articles of Incorporation                2.1
               Bonus Factor                             3.2
               Bonus Pool                               3.2
               By-Laws                                  2.1
               Common Stock                             preamble
               Conflict of Interest                     7.3
               Covenant Not To Compete                  7.1
               Information                              7.2
               Metzler Option                           6.1
               Offered Shares                           4.2
               Participating Shareholder                4.2(c), 4.4(c)
               Permanent Disability                     5.6
               Remaining Shares                         4.2(c)
               Selling Shareholder                      4.2, 5.1
               Shares                                   preamble
               Subsequent Notice                        4.2(c)

     1.3 "Exhibit, Etc." References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Shareholders' Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Shareholders' Agreement.

                                   SECTION 2

                    Governance and Other Corporate Matters
                    --------------------------------------

     2.1 Articles of Incorporation; By-Laws. The Company's Articles of Incorporation (the "ARTICLES OF INCORPORATION") and By-Laws (the "BY-LAWS"), each as in effect on the date hereof, are attached hereto as Exhibit A. From and after the date hereof each Shareholder shall (i) vote the Shares held by him or it at any meeting of the Shareholders, or in any written consent executed in lieu of such a meeting of Shareholders, and shall take all actions necessary to insure that the Articles of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Shareholders' Agreement and (ii) take all necessary and required action to cause the Company to amend, or amend and restate, the Articles of Incorporation and the By-Laws as necessary to effectuate the purposes of this Shareholders' Agreement.

     2.2  Directors.

          (a) Election; Nominees. The Shareholders shall vote their Shares at any regular or special meeting of the Shareholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of Shareholders, shall take all actions necessary and shall cause the Directors nominated by them pursuant to this Shareholders' Agreement to take all actions necessary (including the nomination for election as Directors of the individuals specified below) to ensure the election to the Board of the following individuals:

              (i) so long as they are respectively shareholders of the Company and employed by the Company, each of Blomberg, Donovan, Goldfield, Lanz, Maher, Metzler and Ruprecht;

              (ii) each Shareholder who subsequent to the date hereof acquires at least 3% of the then-outstanding Common Stock, so long as such Shareholder is an employee of the Company and remains a shareholder of the Company; and

              (iii) such additional individuals nominated by the Super-Majority Shareholders, whether or not such individuals are shareholders or employees of the Company.

     2.3  Approval of Certain Activities.
               ------------------------------

          (a) Matters Requiring Approval of the Super-Majority Shareholders. The Company will not take any of the following actions without the approval of the Super-Majority Shareholders, and each Shareholder will execute and deliver any document or instrument deemed necessary or desirable by the Super-Majority Shareholders to permit the Company to take any of the following actions, provided that a dissenting Shareholder may require a record to be made that such execution and delivery is being done solely to comply with the terms of this
Agreement:

               (i) any action for the (A) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of the property thereof, (D) making by the Company of a general assignment for the benefit of creditors, or (E) making of any other arrangement or composition with creditors generally to modify the terms of payment of, or otherwise restructure their obligations;

               (ii) any increase, reduction, change in or reclassification of the authorized or issued capital stock and any issuance of equity securities, including any issuance of warrants, options, or rights to directly or indirectly acquire equity securities and any issuance of securities directly or indirectly convertible into or exchangeable or exercisable for equity securities;

               (iii) any borrowing or making any guarantees of any borrowing (secured or unsecured) in an aggregate principal amount exceeding $1,000,000;

               (iv)   any altering of the Articles or By-laws of the Company;

               (v) adopting any resolution to voluntarily liquidate or dissolve;

               (vi) terminating the employment of any Shareholder for any reason;

               (vii)  creating any subsidiary;

               (viii) the declaration and payment of any dividend, distribution or other amount or bonus not specified herein (or in the Metzler Employment Agreement) to the Shareholders; or

               (ix) any material modification, change or amendment to any agreement or arrangement which is the subject of the matters referred to in subclauses (i) through (viii) above.

          (b) Matters Requiring Approval of the Two-Thirds Shareholders. The Company will not take any of the following actions without the approval of the Two-Thirds Shareholders, and each Shareholder will execute and deliver any document or instrument deemed necessary or desirable by the Two-Thirds Shareholders to permit the Company to take any of the following actions, provided that a dissenting Shareholder may require a record to be made that such execution and delivery is being done solely to comply with the terms of this
Agreement:

               (i) selling, transferring, leasing, exchanging, pledging or otherwise disposing of all or substantially all of the Company's assets;

               (ii) consolidating, merging or amalgamating with, or acquiring any interest in, any other Person or its assets, other than acquiring assets whose purchase price does not exceed $150,000 in cash or the fair market value of other consideration to be paid therefor (it being understood that the employment or engagement of a Person shall not constitute an interest in such Person); or

               (iii) any material modification, change or amendment to any agreement or arrangement which is the subject of the matters referred to in subclauses (i) or (ii) above.

          (c) Matters Requiring Approval of the Majority Shareholders. The Company will not make any capital expenditure in excess of $150,000 without the approval of the Majority Shareholders, and each Shareholder will execute and deliver any document or instrument deemed necessary or desirable by the Majority Shareholders to permit the Company to take such action, provided that a dissenting Shareholder may require a record to be made that such execution and delivery is being done solely to comply with the terms of this Agreement.

     2.4 Mandatory Dividends. To the extent permitted by law, the Company shall declare and pay a dividend equal to 40% of the Company's Net Income for each fiscal year on or before April 15 of the subsequent fiscal year.

     2.5 Voting. In order to effectuate the provisions of this Section 2, each Shareholder hereby agrees, subject to compliance with applicable law, that when any action or vote is required to be taken by such Shareholder pursuant to applicable law or this Shareholders' Agreement, such Shareholder shall proceed with diligence to (i) (a) call, to take all other actions necessary to call and to cause the Directors to take all actions necessary to call or to cause the appropriate officers and Directors of the Company to call a meeting of Shareholders or (b) execute or cause to be executed pursuant to the applicable laws of the State of Illinois, or any successor statute, a consent in writing in lieu of any such meeting to effectuate such shareholder action and (ii) vote the Shares held by him in a manner consistent with the terms and provisions of this Shareholders' Agreement, subject to his right to require a record to be made of his dissent.


                                   SECTION 3

                           Employment of Shareholders
                           --------------------------

     3.1  Employment of Shareholders; Duties of Certain Officers.
          ------------------------------------------------------

          (a) Chairman and Treasurer. Through December 31, 1998, Metzler shall be employed by the Company as the Chairman and, at least so long as any Secured Promissory Notes are outstanding, Treasurer pursuant to the terms of the Metzler Employment Agreement, which employment agreement sets forth certain provisions relating to restrictions on termination of Metzler's employment, bonuses and a special change-in-control option, among other things. Thereafter, the

Chairman and Treasurer (which may be the same or different Shareholders) of the Company, if any, shall be determined by the Majority Shareholders.

          (b) President and Chief Executive Officer. Through December 31, 1997 but subject to the general right of the Company to terminate the employment of any Shareholder under Section 3.1(d), Maher shall be employed as the President and Chief Executive Officer of the Company. Thereafter, the President and the Chief Executive Officer of the Company (which may be the same or different Shareholders) shall be determined by the Majority Shareholders. The rights and duties of the President and the Chief Executive Officer are set forth in the By-laws.

          (c) Other Officers. All other offices of the Company shall be filled as determined by the Majority Shareholders. Such officers shall have the duties set forth in the By-Laws or otherwise determined by the Majority Shareholders.

          (d) Acknowledgement of "At-Will" Employment. Each Shareholder acknowledges that (i) his employment by the Company, if any, is on an "at-will" basis, (ii) nothing contained in this Shareholders' Agreement shall constitute an employment agreement between the Company and such Shareholder and (iii) his employment may be terminated by the Company for any reason with the approval of the Super-Majority Shareholders; provided, however, that certain restrictions on the Company's ability to terminate the employment of Metzler prior to January 1, 1999 are set forth in the Metzler Employment Agreement.

          (e) Base Compensation; Bonus. Each Shareholder shall receive an annual salary of $175,000 per year, payable in accordance with the Company's payroll polices from time to time in effect; provided, however, that Metzler's salary through December 31, 1998 shall be as set forth in the Metzler Employment Agreement. In addition, the President shall receive an additional $12,000 per year for administrative duties, also payable in accordance with the Company's payroll polices from time to time in effect.

     3.2 Bonus Pool. For each fiscal year, the Company shall establish a bonus pool (the "BONUS POOL"), pursuant to which it shall allocate 15% of the first $3,000,000 of its Net Income (computed before the contribution to the Bonus
Pool) for such fiscal year, which shall be allocated and distributed to the directors who are Shareholders in accordance with the terms of this Section. Each director who is a Shareholder shall vote on whether each other such director shall receive a bonus from the Bonus Pool for the fiscal year. For each vote a director receives, such director shall receive an amount equal to the product of (i) the aggregate amount in the Bonus Pool and (ii) the Bonus Factor. The term "BONUS FACTOR" means the fraction, the numerator of which is one and the denominator of which is the product of (i) the number of directors who are Shareholders and (ii) the number of directors who are Shareholders minus one. By way of illustration, if there is $420,000 in the Bonus Pool and seven directors who are Shareholders, and a director receives five votes to receive a bonus and one vote not to receive a bonus, such director shall receive a bonus of $50,000 ($420,000x5/42) from the Bonus Pool. Pursuant to the foregoing, a director who is a Shareholder shall not be entitled to cast a vote to receive a bonus with respect to himself. All amounts in the

Bonus Pool which are not paid to the directors who are Shareholders pursuant to the foregoing methodology shall be re-allocated to Net Income and shall be eligible to be distributed as a dividend in accordance with Section 2.3(a)(viii) hereof. The payment of the foregoing bonus shall in no way affect the calculation or payment of the Annual Bonus as defined and provided for in the Metzler Employment Agreement.

     3.3 Special Payment. In the event of the termination of employment of a Shareholder in any fiscal year as the result of such Shareholder's death, Permanent Disability or termination by the Company other than for Cause, such Shareholder shall be entitled to receive a payment equal to any dividend or other distribution and, subject to the voting requirements set forth in Section 3.2, bonus in respect of such fiscal year which such Shareholder would have received had he been a shareholder and employee at the time such dividend and bonus is declared and paid, pro rated for the number of days of such fiscal year during which such Shareholder was in fact an employee and Shareholder of the Company.

     3.4 Amendment; Other Payments. Notwithstanding anything herein to the contrary, the provisions of this Section 3 may not be modified, changed or amended in any manner, and no other payments shall be made to the Shareholders other than as a dividend or repayment of a loan or pursuant to the Metzler Employment Agreement, prior to December 31, 1998, without the approval of all Shareholders. Subsequent to December 31, 1998, the provisions of this Section 3 may be modified, change or amended, and other payments may be made to the Shareholders, subject to applicable law, with the approval of the Majority Shareholders.

     3.5 Termination Upon Death. Notwithstanding anything herein to the contrary, the death of a Shareholder shall be deemed to terminate such Shareholder's employment, and no successor to such Shareholder or his legal representative shall be entitled to employment or be deemed an employee of the Company.


                                   SECTION 4

                            Restrictions on Transfer
                            ------------------------

     4.1  Restrictions.
          ------------

          (a) General Restrictions. Except as otherwise provided herein, no Shareholder shall at any time Transfer, nor shall any such Shares be Transferable, voluntarily or involuntarily, by operation of law or otherwise. Any attempted Transfer not in accordance with the terms and condition of this Shareholders' Agreement shall be null and void and of no force or effect.

          (b)  Certain Permitted Transfers.

               (i) Transfers upon Death. A Shareholder (or his representative) shall be permitted to Transfer his Shares upon death, subject to the right of the Company and the Other Shareholders to repurchase such Shares pursuant to the provisions of Section 5.

               (ii) Transfers to Estate Trusts. A Shareholder shall be permitted to Transfer his Shares to an Estate Trust so long as he retains the sole right to vote such Shares at all times thereafter; provided, however, that (i) such Shares shall remain subject to all of the terms and conditions of this Shareholders' Agreement in the hands of such Estate Trust and (ii) such Estate Trust shall first deliver to the Company and the Other Shareholders an agreement to be bound by the terms hereof substantially in the form of Exhibit C hereto. A Transfer pursuant to this
     Section 4.1(b)(ii) shall not relieve the transferring Shareholder of his obligations under this Shareholders' Agreement, and the Shares shall be subject to all of the terms and conditions hereof as though they were still owned by the Shareholder (including, without limitation, the provisions of Section 5 which would permit or require the Company and/or the Other Shareholders to purchase such Shares upon the death or Permanent Disability of the transferring Shareholder).

               (iii) Certain Transfers to Metzler. The Other Shareholders shall be permitted to Transfer a portion of their Shares to Metzler pursuant to the provisions of Section 6 without complying with the provisions of Section 4.2.

               (iv) Transfers under the Option Agreements. A Shareholder shall be permitted to Transfer his Shares to the Other Shareholders pursuant to the terms of the Stock Option Agreement without complying with the provisions of Section 4.2.

               (v) Transfers to Other Shareholders. A Shareholder may Transfer his shares to one or more Other Shareholders so long as all Other Shareholders have been offered the opportunity to participate in such Transfer on the same terms to the extent of their Pro Rata Share. The procedure for such offer shall be substantially similar to the procedure for sales to Bona Fide Purchasers under Section 4.2.

               (vi) Transfers by the Two-Thirds Shareholders. The Two-Thirds Shareholders may Transfer all Shares owned by them to any Person without complying with the provisions of Section 4.2.

          (c) Indirect Transfers. No Shareholder may indirectly Transfer, or procure the indirect Transfer, of such Shareholder's Shares or any right therein (by way of Transfer of the equity, proxy or other rights or ownership interests of such Shareholder or otherwise) to any Person without obtaining the prior written consent of the Other Shareholders (which consent may be given or withheld, with or without cause, in the sole and absolute discretion of such Shareholders).

          (d) No Transfers to Competitors. Notwithstanding the foregoing, except pursuant to Section 4.1(b)(vi), 4.3 or 4.4, in no event shall any Shareholder Transfer, or attempt to Transfer, such Shareholder's Shares to any Competitor (or any successor thereto or any Person controlling, controlled by or under common control with any such Competitor) of the Company.

          (e) Transfers Terminating S Corporation Election. Notwithstanding the foregoing, except in accordance with Section 4.1(b)(vi), 4.3 or 4.4, in no event shall a Shareholder Transfer such Shareholder's Shares to a Person who is not qualified to be a shareholder of an S Corporation.

     4.2 Sales to Bona Fide Purchaser; Right of First Refusal. If a Shareholder (the "SELLING SHAREHOLDER") desires to Transfer all or any portion of his Shares (the "OFFERED SHARES") to any Bona Fide Purchaser, the Other Shareholders shall have the right of first refusal to purchase their Pro Rata Share of the Shares proposed to be Transferred on the same terms and conditions as proposed to be transferred to the Bona Fide Purchaser.

          (a) Transfer Notice. The Selling Shareholder shall deliver a Transfer Notice to the Other Shareholders not less than sixty (60) days prior to the proposed effective date of the proposed Transfer.

          (b) Exercise of Right. Each Other Shareholder may exercise his right of first refusal to purchase all, but not less than all, of his Pro Rata Share of the Offered Shares within thirty (30) days from the date of delivery of the Transfer Notice by delivering notice to such effect to the Selling Shareholder and all Other Shareholders. Failure to deliver such notice within such time to the Selling Shareholder by an Other Shareholder shall be deemed a waiver by such Other Shareholder of his right of first refusal with respect to the Offered Shares.

          (c) Subsequent Notice and Exercise. If all Other Shareholders do not subscribe for their respective Pro Rata Share, the Selling Shareholder shall deliver a written notice (the "SUBSEQUENT NOTICE") to each subscribing Other Shareholder (collectively, for purposes of this Section 4.2, the "PARTICIPATING SHAREHOLDERS") indicating the number of unsubscribed Offered Shares (the "REMAINING SHARES"), confirming the grant to each Participating Shareholder of the right of first refusal to purchase his Pro Rata Share of the Remaining Shares (determined by assuming each Participating Shareholder acquired the number of Offered Shares previously subscribed for by him) and indicating the number of Remaining Shares constituting such Pro Rata Share. Each Participating Shareholder may accept the right of first refusal to purchase all, but not less than all, of his Pro Rata Share of the Remaining Shares by delivering notice to the Selling Shareholder and the Other Shareholders to such effect within five
(5) business days from the date of delivery of the Subsequent Notice. Failure to deliver such notice within such time to the Selling Shareholder by a Participating Shareholder shall be deemed a waiver of such Participating Shareholder's right of first refusal for such Remaining Shares. If all Participating Shareholders do not subscribe for their respective Pro Rata Share of the Remaining Shares, the Selling Shareholder shall offer the unsubscribed Remaining Shares to the Participating Shareholders who did subscribe for their Pro Rata Share in accordance with the procedure set forth in this Section until all such Remaining Shares are subscribed for or no Participating Shareholder subscribes for any Remaining Shares.

          (d) Closing; Payment of Purchase Price. To the extent not inconsistent with Section 4.2(e) hereof, the Purchase Price shall be payable in the form and at the time and place as set forth in the Bona Fide Purchaser's offer (except that no payment need be made until at least thirty (30) days subsequent to the completion of the procedure described in Section 4.2(c), if applicable) and the Offered Shares shall be transferred as provided in such written offer.

          (e) Closing of Exercise of Rights of Refusal. At the closing of the purchase and sale of the Offered Shares to the Participating Shareholders, (A) the Participating Shareholders shall each deliver to the Selling Shareholder any and all consideration required pursuant to the terms of the Bona Fide Purchaser's offer and (B) the Selling Shareholders shall deliver to the Company for Transfer each Participating Shareholder a stock certificate or certificates evidencing the Offered Shares being purchased by such Participating Shareholder, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the Transfer of such Offered Shares on the books and records of the Company.

          (f)  Other Transfer Provisions.

               (i) Transfer of Common Stock to Bona Fide Purchaser. If all of the Offered Shares have not been subscribed for, then the Selling Shareholder shall have forty-five (45) days thereafter in which to effect the Transfer of the unsubscribed Offered Shares to the Bona Fide Purchaser on terms not more favorable than were set forth in the Transfer Notice; provided that the Bona Fide Purchaser executes and delivers to the Company and the Other Shareholders an agreement to be bound by the terms hereof substantially in the form of Exhibit D hereto.

               (ii)  No Negotiation. While the procedure set forth in this
     Section 4.2 is continuing, the Selling Shareholder shall not negotiate or offer to sell his Shares on terms and conditions more favorable than those previously offered to the Other Shareholders.

               (iii) Failure to Consummate Transfer. If the Selling Shareholder shall fail to Transfer the Offered Shares within the time period set forth in Section 4.2(f)(i), then no Transfer of the Offered Shares may be made by the Selling Shareholder without first re-offering such Shares to the Other Shareholders in accordance with the provisions of this Section 4.2.

     4.3 Rights to Compel Transfer. The rights granted under this Section 4.3 shall, if exercised, supersede the provisions of Sections 4.1(d), 4.1(e), 4.2 and 4.4 hereof.

          (a) Grant. At any time after the date hereof the Two-Thirds Shareholders may require the Other Shareholders to (i) Transfer all of the Shares then owned by them to a Bona Fide

Purchaser (whether by sale, merger or otherwise) for the same consideration per share and otherwise on the same terms and conditions upon which the Two-Thirds Shareholders effect the Transfer of their Shares, it being understood that payments, options granted or other agreements in respect of employment, consulting or other similar arrangements shall not be deemed part of the consideration or terms and conditions upon which the Two-Thirds Shareholders effect the Transfer of their Shares.

          (b) Transfer Notice. In the event that the Two-Thirds Shareholders desire to exercise their rights pursuant to this Section 4.3, they shall deliver a Transfer Notice to the Other Shareholders at least twenty (20) days in advance of the proposed Transfer.

          (c) Deliveries by Other Shareholders. Within ten (10) days of the delivery of Transfer Notice, each of the Other Shareholders shall deliver to the Two-Thirds Shareholder designated in the Transfer Notice (the "DESIGNATED SHAREHOLDER") such documents necessary to consummate the Transfer, including, without limitation, to the extent applicable, (i) a stock certificate or certificates evidencing the Shares held by each such Other Shareholder, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the transfer of such Shares from each such Other Shareholder to the Bona Fide Purchaser on the books and records of the Company and (ii) a limited power-of-attorney authorizing the Designated Shareholder to Transfer such Shares on the same terms and conditions as the Two-Thirds Shareholders Transfer their Shares. In the event that any Other Shareholder shall fail to deliver such stock certificate(s), assignment separate from certificate or limited power-of-attorney, the Company shall cause a notation to be made on its books and records to reflect that Shares held by such Other Shareholder are bound by the provisions of this Section 4.3 and that such Shares may be transferred to the Bona Fide Purchaser without such Other Shareholder's consent or surrender of his Shares for transfer.

     4.4 Rights of Inclusion. The rights granted under this Section 4.4 shall, if exercised, supersede the provisions of Section 4.1(d), 4.1(e) and 4.2 hereof, but shall be subject to the provisions of Section 4.3 hereof.

          (a) Grant. If the Majority Shareholders propose to sell a majority of the outstanding Shares to a Bona Fide Purchaser, then each Other Shareholder may, at its sole right and option, require the Majority Shareholders to require the Bona Fide Purchaser to purchase a pro rata portion of such Other Shareholder's Shares for the same consideration per share and otherwise upon the same terms and conditions upon which the Bona Fide Purchaser has offered to purchase the Majority Shareholders' Shares, it being understood that payments, options granted or other agreements in respect of employment, consulting or other similar arrangements shall not be deemed part of the consideration or terms and conditions of the purchase of the Majority Shareholders' Shares.

          (b) Transfer Notice. In the event that the Majority Shareholders desire to Transfer their Shares to a Bona Fide Purchaser, they shall deliver a Transfer Notice to the Other Shareholders at least twenty (20) days in advance of the proposed Transfer.

          (c) Exercise of Right. Each Shareholder desiring to exercise its rights pursuant to this Section 4.4 (collectively, for purposes of this Section 4.4, the "PARTICIPATING SHAREHOLDERS") shall deliver to the Majority Shareholders (i) notice to such effect within fifteen (15) days of his receipt of the Transfer Notice, (ii) a stock certificate or certificates evidencing all of the Shares owned by such Participating Shareholder, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the Transfer of such Participating Shareholder's Shares to the Bona Fide Purchaser on the books and records of the Company, and (iii) a limited power-of-attorney authorizing the person designated in the Transfer Notice to effect the Transfer of such Participating Shareholder's Shares substantially on the terms described in the Transfer Notice and in all events on the same terms under which the Majority Shareholders Transfer their Shares. The failure of a Shareholder to deliver notice of such Shareholder's desire to exercise its rights under or to otherwise comply with the provisions of this Section 4.4(c) shall be deemed to be a waiver of such Shareholder's rights hereunder, and such Shareholder shall not be deemed to be a Participating Shareholder.

     4.5  General Provisions Applicable to Sections 4.2, 4.3 and 4.4.

          (a)  Completion of Transfer.

               (i) Promptly (but in no event later than three business days after the day of receipt of consideration) after the Transfer pursuant to
     Section 4.3 or 4.4, the Two-Thirds Shareholders or the Majority Shareholders, as the case may be, shall (A) deliver notice thereof to each Other Shareholder, (B) remit to each Other Shareholder the total consideration for such Other Shareholders' Shares (including any securities received in a merger), and (C) furnish to each Other Shareholder such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested in writing by such Other Shareholders.

               (ii)  As part of the completion of the Transfer contemplated by
     Section 4.2, 4.3 or 4.4, each Shareholder shall, to the extent applicable, represent and warrant to the Bona Fide Purchaser or the Participating Shareholders, as the case may be, that (A) the Shares being sold by the Shareholder are free and clear of any Lien (except for any Permitted Lien) and (B) such Shareholder has not granted any options or similar rights with respect to such Shares, and, in each case, such Shareholder shall be required to severally indemnify the Bona Fide Purchaser or the purchasing Shareholders for losses incurred by him or it as a result of such Shareholder's breach of any of such representations and warranties.

          (b) Failure to Consummate Transfer. If, within 180 days after the delivery of the Transfer Notice by the Two-Thirds Shareholders or the Majority Shareholder, as the case may be, the proposed Transfer has not been completed, the Two-Thirds Shareholders or the Majority Shareholder, as the case may be, shall return to each of the Other Shareholders the stock certificates, assignments separate from certificate and powers-of-attorney delivered by them pursuant to Section 4.3(c) or 4.4(c). Upon the receipt of such materials by such Other Shareholders, all restrictions on

Transfer contained in this Shareholders' Agreement with respect to the Shares owned by the Shareholders shall again be in effect.

                                   SECTION 5

                        Transfers upon Death, Divorce,
               Permanent Disability or Termination of Employment
               -------------------------------------------------

     5.1  Right to Purchase; Right to Sell.

          (a) Death. In the event of a Shareholders' death, the Company and the Other Shareholders shall have the right to purchase from the deceased Shareholder, and the deceased Shareholder, or his estate or the trustee of his Estate Trust, if applicable, shall have the right to sell to the Company or the Other Shareholders, all of the deceased Shareholder's Shares at the Purchase Price and upon the terms and conditions set forth in this Section 5. The foregoing option to purchase and right to sell shall be exercisable first by or to the Company and, if the Company is unable or elects not to exercise its option, second by or to the Other Shareholders in accordance with their respective Pro Rata Shares or in such other proportion as the Other Shareholders may mutually agree. If either of the foregoing rights are exercised, the deceased Shareholder shall be deemed to be the "SELLING SHAREHOLDER" under this
Section 5. Notwithstanding the foregoing or the provisions of Section 5.2, in the event of the death of Metzler during the term of the Metzler Employment Agreement, the Company shall purchase all of Metzler's Shares pursuant to the terms of the Metzler Employment Agreement.

          (b) Divorce. In the event of the divorce of a Shareholder, the Other Shareholders shall have the right to purchase all of that portion of the divorced Shareholder's Shares Transferred to his spouse, if any, at the Purchase Price and upon the terms and conditions set forth in this Section 5. Each Other Shareholder may exercise his right with respect to his Pro Rata Share of the Shares being Transferred or such other proportion as the Other Shareholders may mutually agree. If the Other Shareholders exercise their rights under this
Section 5.1(b), the spouse of the Shareholder to whom the Shares are being transferred shall be deemed to be the "SELLING SHAREHOLDER" under this Section 5.

          (c) Permanent Disability; Terminations. In the event of a Shareholder's Permanent Disability or termination of employment for any reason, the Other Shareholders shall have the right to purchase all of such Shareholders' Shares at the Purchase Price and upon the terms and conditions provided in this Section 5. In addition, in the event of a Shareholder's Permanent Disability or termination of employment other than for Cause, such Shareholder shall have the right to sell all of his Shares to the Other Shareholders at the Purchase Price and upon the terms and conditions provided in this Section 5. The sale of the Shares of the selling Shareholder (the "SELLING SHAREHOLDER") shall be made to the Other Shareholders in accordance with their Pro Rata Shares or in such other proportion as the Other Shareholders may mutually agree.

     5.2 Purchase Price. If the sale of the Selling Shareholder's Shares was initiated as the result of the Selling Shareholder's divorce, Permanent Disability or termination of employment by the Selling Shareholder or by the Company other than for Cause, the Purchase Price for the Selling Shareholder's Shares shall be equal to (i) 50% of the gross professional fees invoiced by the Company to its clients during the twelve (12) full calendar months preceding such event multiplied by (ii) that fraction, the numerator of which is the number of Shares owned by or being Transferred to the Selling Shareholder and the denominator of which is the total number of Shares outstanding. If the sale of the Selling Shareholder's Shares was initiated as the result of the Selling Shareholder's death, the Purchase Price for the Selling Shareholder's Shares shall be equal to the greater of (i) the Purchase Price determined pursuant to the preceding sentence and (ii) $750,000. If the sale of the Selling Shareholder's Shares was initiated as the result of the Selling Shareholder's termination of employment by the Company for Cause, the Purchase Price for the Selling Shareholder's Shares shall be equal to (i) 25% of the gross professional fees invoiced by the Company to its clients during the twelve (12) full calendar months preceding such event multiplied by (ii) that fraction, the numerator of which is the number of Shares owned by the Selling Shareholder and the denominator of which is the total number of Shares outstanding.

     5.3 Payment of Purchase Price. The Purchase Price for the Shares being Transferred pursuant to this Section 5 shall be payable (i) in the event the Selling Shareholder's employment is terminated for Cause, by delivery of a five-year unsecured promissory note substantially in the form of Exhibit E hereto,
(ii) in the event the Selling Shareholders' employment is terminated upon death, in cash to the extent of the Net Insurance Proceeds (if the Company is not prohibited by law, contract or otherwise from using such Net Insurance Proceeds therefor) and the remainder by delivery of a three-year unsecured promissory note substantially in the form of Exhibit F hereto and (iii) in all other cases by delivery of a three-year unsecured promissory note substantially in the form of Exhibit F hereto; provided, however, that in each case an Other Shareholder may pay cash for some or all of the Purchase Price; provided, further, that in the event (i) the Shares being acquired are pledged to secure a Secured Promissory Note and (ii) the Shares are being Transferred other than in connection with the voluntary termination of such Selling Shareholders' employment, then the Purchase Price shall be payable in an amount equal to the then outstanding principal and accrued interest under such Secured Promissory Note by assumption of such Secured Promissory Note and the remainder of the Purchase Price shall be payable in the manner specified above (it being understood that (i) the Shares so acquired shall continue to be pledged to secure repayment of the Secured Promissory Note, (ii) the Secured Promissory Note, to the extent assumed, shall be a full recourse obligation of the Person assuming the Secured Promissory Note and (iii) Metzler may require each Person assuming the Secured Promissory Note to execute a replacement note and pledge agreement having substantially the same terms as the obligations assumed).

     5.4 Exercise of Rights; Closing. The rights of the Selling Shareholder and the Other Shareholders and the Company must be exercised, if at all, within ninety (90) days of their having obtained actual knowledge of the occurrence of the event giving rise to right. The closing of the purchase and sale of the Selling Shareholder's Shares under this Section 5 shall occur on a mutually agreeable date within thirty (30) days from the exercise of the right to purchase or sell such Shares;

provided, however, that such date shall be extended as reasonably necessary upon the death of a Selling Shareholder to permit the collection of proceeds of any insurance policy on the life of such Selling Shareholder. At the closing, (i) the Other Shareholders shall deliver to the Selling Shareholder (A) a certified check in the amount of the cash portion of the Purchase Price, if any, and (B) the appropriate promissory note, if any, specified in Section 5.3 and (ii) the Selling Shareholder shall deliver to the Other Shareholders a stock certificate or certificates evidencing the number of such Selling Shareholder's Shares subject to sale to such Other Shareholder, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the transfer of such Shares to the purchasing Shareholders on the books and records of the Company.

     5.5  Life Insurance.

          (a) Company Right. The Company shall have the right, but not the obligation, to obtain a life insurance policy or policies on the life of any Shareholder in such amounts as the Company shall determine is appropriate, in order to fund all or a part of the Purchase Price. It is currently contemplated that the Company will obtain insurance in the amount of at least $1,500,000 on the life of each Shareholder.

          (b) Company as Owner. The Company shall be the owner of any such policy and shall pay the premiums thereon as they fall due; provided, however, upon reasonable request of a Shareholder, the Company shall use its best efforts to assure the availability of the Net Insurance Proceeds to discharge the obligations of the purchasing Shareholders.

          (c) Cooperation. The Shareholders agree to cooperate with the Company in whatever procedures are reasonably required by the issuer of any such insurance policy in order to issue the same.

          (d) Right to Cancel. The Company shall have the right to cancel any policy of life insurance so purchased at any time, in its sole and absolute discretion; provided, however, that it shall first offer, to the extent permitted under the policy, to assign such life insurance to the insured at the policy's cash value, if any.

          (e) Right to Increase or Decrease. The Company may, at any time, increase or decrease the amount of life insurance to be carried on the life of a Shareholder, as it deems appropriate; provided, however, that the Company shall first offer, to the extent permitted under the policy, to assign any portion of such life insurance being decreased to the insured at the policy's cash value.

          (f) Restrictions on Shareholders. Each of the Shareholders agree to refrain from exercising any of the rights appurtenant to any such life insurance policy, such as the right to borrow on the policy, the right to change the beneficiary, the right to assign, or any other right or privilege granted to by the terms of the policy until such Shareholder has notified the Company of his intention to do so and has obtained from the Company its written approval of the intended action (which the Company may grant or withhold in its sole and absolute discretion).

          (g) Status of Insurance Company. The Company and each of the Shareholders expressly recognize that any insurance company issuing any such policy is not a party to this Shareholders' Agreement and shall not, as a condition precedent to the exercise of any of the rights granted by the terms of its policy, insist upon the performance of any of the terms of this Shareholders' Agreement. All obligations of any such insurance company shall be limited and governed solely by the terms of its policy.

          (h) Filing of Claims; Use of Proceeds. If the Transfer is occurring pursuant to the death of a Shareholder and the Company has obtained insurance on the life of such Shareholder, then the Company shall promptly file a claim with the issuer of the life insurance policy and collect the proceeds thereof. The Company shall be entitled to retain all other proceeds from the policy other than those proceeds required to be made available to the Shareholders under
Section 5.5(b) or used to acquire the shares of a Shareholder under Section 5.3.

     5.6 Definition of Permanent Disability. With respect to each Shareholder, the term "PERMANENT DISABILITY" shall mean and be deemed to have occurred upon the first to occur of the following events:

               (i) the Shareholder having, as a result of a mental or physical condition, injury, sickness or incapacity, become incapable of satisfactorily discharging his regular duties as an employee, officer or director of the Company for three hundred sixty five (365) consecutive days or for three hundred sixty-five (365) days during any period of eighteen
     (18) consecutive months. If the parties disagree on whether a Shareholder has suffered a Permanent Disability, the question shall be resolved consistent with the determination of the insurance carrier then providing disability insurance for the Company (the "CARRIER"). If there is no such Carrier, or if the Carrier fails or refuses to make such a determination, then the Company (by action of a majority of its directors at a meeting at which a quorum is present) and the Shareholder shall promptly and jointly appoint a medical doctor who shall examine the Shareholder and make such a determination (or, if they are unable to agree on the selection of a medical doctor, they shall each appoint a medical doctor, and the two doctors shall jointly conduct the examination and make the determination), and the (joint) determination of the doctor(s) shall be binding on the Company and the Shareholders. If two doctors conduct the examination but are unable to agree, they shall promptly appoint a third medical doctor to make such determination, and the decision of such medical doctor shall be binding on all parties hereto;

               (ii) the failure or refusal of a Shareholder to submit to any examination by the doctor specified in clause (i) above or reasonably selected by the Carrier within thirty (30) days of receiving a written request from the Company or the Carrier to do so;

               (iii) the Shareholder's failure or refusal to agree upon or appoint a medical doctor or doctors; or the failure or refusal of the medical doctor or doctors to agree upon a determination or to appoint a third doctor pursuant to clause (i) above within thirty (30) days on their respective appointment; or


                (iv) the adjudication of such Shareholder as an incompetent or a disabled person.

                                   SECTION 6

                                 Metzler Option
                                 --------------

     6.1  Option to Acquire Shares.

          (a) The Metzler Option. The Other Shareholders hereby grant Metzler the right and option (the "METZLER OPTION") to purchase from such Other Shareholders in the event a Change of Control occurs on or before December 31, 1998, such number of Shares equal to the difference between (i) such number of Shares which would equal 30% of the then outstanding Common Stock on a fully diluted basis, less (ii) the 150 Shares owned by Metzler on the date hereof, adjusted for all stock splits, stock dividends or other similar transactions occurring after the date thereof. The Metzler Option shall be exercisable by Metzler pro rata with respect to each Other Shareholder based on the number of Shares each Other Shareholder owns in relation to all Other Shareholders. The provisions of this Section 6 shall supersede, and shall not be subject to the restrictions or rights of the Other Shareholders under, the provisions of
Section 4.

          (b) Notification; Purchase Price. The Company or the Other Shareholders shall notify Metzler within a reasonable period of time prior to the occurrence of any Change of Control, and the Metzler Option shall be exercisable by delivery of notice to the Company to such effect immediately prior to the Change of Control. The aggregate purchase price for the Shares subject to the Metzler Option shall be $1.00, and each Other Shareholder shall be entitled to receive his pro rata share of such $1.00.

          (c) Termination of Metzler Option. The Metzler Option shall expire and cease to be exercisable upon the first to occur of the termination of the Metzler Employment Agreement pursuant to Section 6 thereof and 12:00 p.m. December 31, 1998, in each case unless a Change of Control has occurred prior thereto.

                                   SECTION 7

                               Certain Covenants
                               -----------------

     7.1 Covenant Not to Compete. Each Shareholder hereby covenants and agrees (collectively, the "COVENANT NOT TO COMPETE") that he shall not, directly or indirectly, take any of the following actions (i) so long as such Shareholder is employed by the Company, (ii) for a period of two years thereafter, but only if such employment is terminated for Cause, and (iii) with respect to clauses (c) and (d) below only, for a period of one year thereafter, but only if such employment is terminated voluntarily by the
Shareholder:

          (a) initiate the acquisition of or acquire any interest in (either directly or indirectly, as an employee, officer, director, shareholder, partner, member, joint venturer, investor, agent, consultant, representative or otherwise) any Competitor; provided, however, that the Covenant Not To Compete shall in no way restrict the rights of a Shareholder to hold not more than five percent of the equity securities of any corporation whose equity securities are listed on a national securities exchange or are regularly traded in the over-the-counter market and for which quotations are available on the Nasdaq (or any successor thereto);

          (b) divert or attempt to divert or take advantage of or attempt to take advantage of any business or opportunities within the scope of the Company's activities in the electric or gas utility consulting industry;

          (c) solicit or attempt to solicit Persons whom the Company invoiced for services during the preceding twelve (12) month period, except where such solicitation or attempted solicitation does not concern business activities in the electric or gas utility consulting industry; or

          (d) induce or attempt to induce any employee of the Company to leave or terminate such employment.

     During a Shareholder's employment and after his termination for Cause, the Covenant Not To Compete shall apply to all areas and with respect to all Competitors and Persons throughout the world. After a Shareholder's voluntary termination, the Covenant Not To Compete shall apply to Persons whose principal place of business or employment is in the United States and its possessions and territories and Canada.

     7.2  Confidential Information.

          (a) Treatment of Information. Each Shareholder acknowledges that during the term of this Shareholders' Agreement the Company will make available to such Shareholder certain information which is either confidential, proprietary or otherwise not generally available to the public (such information is hereinafter referred to as the "INFORMATION"). Each Shareholder agrees that the Information shall be kept confidential by such Shareholder, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with such Shareholder's relationship with the Company and will be safeguarded by such Shareholder from unauthorized disclosure.

          (b) Return of Information. As soon as possible after a Shareholder ceases to own Shares, such Shareholder will return to the Company all written Information which has been provided to such Shareholder and such Shareholder will destroy all copies of any analyses, compilations, studies or other documents prepared by such Shareholder or for such Shareholder's use containing or reflecting any Information.


     7.3 Conflict of Interest. Each Shareholder shall, promptly upon his becoming aware thereof, disclose to the Other Shareholders any interest such Shareholder may have, directly or indirectly, in any Competitor, including, without limitation, as an employee, officer, director, shareholder, partner, investor, joint venturer, agent or representative. The parties acknowledge that Robert P. Maher and his affiliates have certain interests Ernst & Young, Joseph Dowling & Associates, Inc., Utilities International, Inc., Robert Maher & Associates, Inc., d/b/a RM&A, and First National Entertainment Corp., and each party hereby waives any conflict or rights he or it may have as a result of such interests.

                                   SECTION 8

                                 Miscellaneous
                                 -------------

     8.1 Retention of "S Corporation" Status. Each Shareholder shall take all action necessary to cause the Company to at all times maintain its status for federal income tax purposes as an S Corporation including, without limitation,
(i) executing and filing a Form 2553 and any and all other forms, including amendments thereto, which may be necessary for the Company to be treated as an S Corporation for federal income tax purposes and (ii) refraining from transferring such Shareholder's Shares to any Person who is not permitted to be a shareholder of an S Corporation under the Code.

     8.2 Endorsement on Certificates. Each and every certificate evidencing ownership of Shares shall contain upon its face, or on the reverse thereof, the following legend or other substantially similar legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. IN ADDITION, THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JANUARY 1, 1996 AMONG THE COMPANY AND EACH OF THE SHAREHOLDERS SPECIFIED THEREIN, WHICH SHAREHOLDERS' AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICES OF THE COMPANY. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH (I) SAID SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM AND (II) WITH SAID SHAREHOLDERS' AGREEMENT.

     Promptly after execution and delivery of this Shareholders' Agreement, if applicable, each Shareholder agrees to deliver to the Company one or more certificates evidencing such Shareholder's Shares so that the foregoing legend may be placed upon its face or the reverse thereof.

     8.3 Action by Deceased Shareholder. Any action required or permitted to be taken by a Shareholder hereunder may be taken by the executor or administrator of a deceased Shareholder's estate.

     8.4 Termination. Upon the first occurrence of any of the following events, this Shareholders' Agreement shall terminate for all purposes and in all respects and, except as set forth herein, no party shall have any obligation hereunder:

               (i) insolvency, receivership or dissolution of the Company;

              (ii) all of the Shares being owned by a single Shareholder;

             (iii) the consummation by the Shareholders of a Transfer of Shares pursuant to Section 4.1(b)(vi), 4.3 or 4.4 hereof; and

              (iv) the voluntary agreement, in writing, of all of the parties hereto.

     In addition, this Agreement shall terminate with respect to a Shareholder upon his ceasing to be a shareholder of the Company, except that the provisions of Section 7.1 and 7.2 shall survive such termination.

     8.5  Suspension of Rights.

          (a) General. In addition to the provisions of Section 8.4, so long as any Shareholder is in breach of any material provision of this Shareholders' Agreement (which shall include, without limitation, the existence of any Lien on such Shareholder's Shares (other than a Permitted Lien)), such Shareholder shall not be entitled to exercise any of his rights, but shall be subject to all of his obligations, hereunder.

          (b) Voting Rights. The rights of a Shareholder to vote his Shares shall be suspended during such time as such Shareholder is in breach of a material provision of this Agreement or ceases to have the sole and exclusive right to vote his Shares (either as a result of a court order, temporary disability, power of attorney, proxy, or Transfer to an Estate Trust with respect to which such Shareholder ceases to be the sole trustee or otherwise). The rights of a Shareholder to vote his Shares shall also be suspended from such time as an Event of Default has occurred under (and as defined in) such Shareholder's Secured Promissory Note, if any, until such time as (i) such Event of Default has been cured, other than as a result of an amendment to the Secured Promissory Note or waiver by Metzler of such Event of Default without the written consent of the Majority Shareholders, or (ii) the Shares have been acquired by another Person in accordance with the terms hereof or the applicable Option Agreement.

          (c) Certain Determinations. Any determination of the number of Shares outstanding and the holders thereof (whether for purposes of determining the Super-Majority Shareholders, the Two-Thirds Shareholders, the Majority Shareholders, the Shareholders' respective Pro Rata Shares or otherwise) at a time when the voting rights of one or more Shareholders' Shares have been suspended shall be made as though such Shareholders were not Shareholders and their Shares were not outstanding.

     8.6 Shares Subject to this Shareholders' Agreement. This Shareholders' Agreement shall apply to, and the term "Shares" shall include, (i) the Shares held by the Shareholders on the date hereof, (ii) any Shares issued to any Shareholder as a result of a share dividend or in addition to or upon exchange for Shares, (iii) any Shares issued to any Shareholder pursuant to such Shareholder's exercise of an option or warrant, (iv) any Shares issued to a Shareholder upon conversion of Shares and (v) any shares of Common Stock otherwise purchased, acquired or issued to any Shareholder. All certificates evidencing Shares subject to this Shareholders' Agreement shall, on the reverse thereof, contain the restrictive legend set forth in Section 8.2 or a substantially similar legend.

     8.7 Documentation. Each Shareholder hereby agrees, upon request of any Other Shareholder to execute and to deliver to the Other Shareholder any and all documents and other instruments, including, without limitation, appropriate assignments separate from certificate, which may be necessary or required by either of the Shareholders to achieve the purchase, sale and transfer of any of the Shares under and pursuant to this Shareholders' Agreement.

     8.8 Notices. Any and all notices or other communications provided for herein shall be in writing or shall be delivered by phone mail, return receipt requested, and shall be considered duly given upon the earliest to occur of (i) personal delivery (including delivery by messenger or overnight courier), (ii) three days after being mailed by certified or registered mail, return receipt requested, postage prepaid or (iii) upon delivery by phone mail message, return receipt requested, followed in reasonable due course by a writing by facsimile or other method prescribed herein. All written notices shall be addressed to the parties hereto at their addresses set forth in the Stock Purchase Agreement. Any party hereto may change his or its address by giving notice to the other parties hereto as provided herein.

     8.9 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     8.10 Severability. It is the intent and desire of the parties that the provisions of this Agreement (including, without limitation, the restrictive provisions of Section 7) be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement of the provisions of this Agreement are sought. If any particular provision of by this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable in its entirety, this Agreement shall be amended to delete such provision therefrom and the remainder of this Agreement shall remain in full force and effect.

     8.11 Entire Agreement; Amendment. This Agreement, together with the Other Agreements, contain the entire agreement between the parties with respect to the transactions contemplated herein and therein, and supersede all prior agreements and understandings between the parties relating to the subject matter hereof and thereof (including, without limitation, that certain Third Amended and Restated Stock Restriction Agreement dated as of January 26, 1995 among the Company and the shareholders party thereto and any employment agreement, letter agreement or other understanding regarding employment, all of which have been terminated). Unless otherwise provided herein, this Agreement may be altered or amended only by an instrument in writing signed by each of the Shareholders.

     8.12 Specific Performance. The parties acknowledge and agree that the Shares of the Company cannot be readily purchased or sold in the open market, and that for that reason, among others, the parties will be irreparably damaged in the event that this Shareholders' Agreement is not specifically enforced. Should any dispute arise concerning the sale or disposition of any Shares, an injunction may be issued restraining any sale or disposition pending the determination of such controversy, without the necessity of posting bond. In the event of any controversy concerning the right or obligation of a Shareholder or the Company to sell or purchase the Shares, the rights of the Shareholder and the Company shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

     8.13 Governing Law; Exclusive Jurisdiction. This Agreement shall be construed and enforced in accordance with and interpreted by the internal laws of the State of Illinois. The parties hereby consent to service of process and to the exclusive jurisdiction of any appropriate court located in Cook County, Illinois in any action to enforce the provisions of this Agreement.

     8.14 Binding Effect. This Shareholders' Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     8.15 Counterparts. This Shareholders' Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.16 Attorney's Fees. If any legal action, including an action for declaratory relief, is brought to enforce any provision of this Shareholders' Agreement, the prevailing party or parties, as the case may be, shall be entitled to recover his, its or their respective reasonable attorneys' fees from non-prevailing party or parties, as the case may be. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which any prevailing party may be entitled.

     8.17 Consent of Spouse; Insertion in Will. Each married Shareholder, or, if currently unmarried, each Shareholder upon his marriage, agrees to obtain the consent and approval of his spouse, by the execution hereof of such spouse, to all of the terms and provisions of this Shareholders' Agreement. Each Shareholder agrees to insert in his last will and testament, applicable Estate Trust or other similar instrument, or execute a codicil or amendment thereto, directing and authorizing his personal representatives to fulfill and comply with the provisions hereof and to sell and transfer his Shares in accordance with the terms and provisions of this Shareholders' Agreement.

                                     * * *

     IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.

                                    THE COMPANY:
                                    -----------

                                    METZLER & ASSOCIATES, INC.

                                    By:
                                       -------------------------
                                    Its:
                                        ------------------------

                                    By:
                                       -------------------------
                                    Its:
                                        ------------------------

                                    THE SHAREHOLDERS:
                                    ----------------

                                    ----------------------------
                                    James R. Blomberg


                                    ----------------------------
                                    David J. Donovan


                                    ----------------------------
                                    Stephen R. Goldfield


                                    ----------------------------
                                    Gerald R. Lanz


                                    ----------------------------
                                    Robert P. Maher


                                    ----------------------------
                                    Richard J. Metzler


                                    ----------------------------
                                    James T. Ruprecht

List of Exhibits:
- ----------------

Exhibit A -- Articles and By-Laws
Exhibit B -- Form of Agreement to be Bound by Shareholders' Agreement for Estate
             Trusts
Exhibit C -- Form of Agreement to be Bound by Shareholders' Agreement for Bona
             Fide Purchaser
Exhibit D -- Form of Five Year Unsecured Promissory Note
Exhibit E -- Form of Three Year Unsecured Promissory Note

                                SPOUSAL CONSENT
                                ---------------

     The undersigned, the spouse of one of the Shareholders of Metzler & Associates, Inc., an Illinois corporation, does hereby consent to the execution of the foregoing Shareholders' Agreement and the consummation of the transactions contemplated thereby.


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------

                                   EXHIBIT C
                                   ---------

                        AGREEMENT BY ESTATE TRUST TO BE
                       BOUND BY SHAREHOLDERS' AGREEMENT
                       --------------------------------

     Reference is hereby made to that certain Shareholders' Agreement of Metzler & Associates, Inc., an Illinois corporation (the "COMPANY"), dated as of January 1, 1996 (the "SHAREHOLDERS' AGREEMENT") among the Company and the shareholders of the Company parties thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Shareholders' Agreement.

     The undersigned, individually and in his capacity as trustee of the indicated trust, which the undersigned represents and warrants is his Estate Trust qualified to be a shareholder of an "S Corporation" under the Code, acknowledges and agrees to be bound by the terms of the Shareholders' Agreement. The undersigned further represents that he has the sole and exclusive power to act as trustee under the Estate Trust and acknowledges and confirms that certain of his rights, including, without limitation his rights to vote such Shares and to purchase Other Shareholders' Shares, will be suspended if he ceases to have such sole and exclusive right.



                                       _________________________________________
                                       ____________________, individually and in
                                       his capacity as trustee under that
                                       certain Trust under agreement
                                       dated _________________________


                                       Dated:
                                             -----------------------------------

                                   EXHIBIT D
                                   ---------

                    AGREEMENT BY BONA FIDE PURCHASER TO BE
                       BOUND BY SHAREHOLDERS' AGREEMENT
                       --------------------------------

     Reference is hereby made to that certain Shareholders' Agreement of Metzler & Associates, Inc., an Illinois corporation (the "COMPANY"), dated as of January 1, 1996 (the "SHAREHOLDERS' AGREEMENT") among the Company and the shareholders of the Company parties thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Shareholders' Agreement.

     In consideration for the right to acquire Shares held by ______________________________ (the "SHAREHOLDER") and in order to obtain the benefit and burdens of the Shareholders' Agreement, the undersigned agrees to be bound by the terms and conditions of the Shareholders' Agreement as a Shareholder thereunder.


                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------

                                       Dated:
                                             -----------------------------------


                                SPOUSAL CONSENT
                                ---------------

The undersigned, the spouse of one of the Shareholders of Metzler & Associates, Inc., an Illinois corporation, does hereby consent to the execution of the above-referenced Shareholders' Agreement and the consummation of the transactions contemplated thereby.



                                       -----------------------------------------
                                       Print Name:
                                                  ------------------------------

                                       Dated:
                                             ----------------------------**BAD**